Exhibit 10.22
FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made as of December 13, 2007 by and between PLUM POINT ENERGY ASSOCIATES, LLC, a Delaware limited liability company (the “Borrower”) and AMBAC ASSURANCE CORPORATION, as Loan Insurer (the “Loan Insurer”), in its capacity as Controlling Party under the Credit Agreement referred to below.
The Borrower, the Loan Insurer, THE ROYAL BANK OF SCOTLAND PLC, as administrative agent (the “Administrative Agent”), THE BANK OF NEW YORK, as collateral agent (the “Collateral Agent”), THE ROYAL BANK OF SCOTLAND PLC, as Issuing Bank (the “Issuing Bank”), and RBS SECURITIES CORPORATION, as sole bookrunner (the “Sole Bookrunner”) are party to a Credit Agreement dated as of March 29, 2007 (the “Credit Agreement”).
The Borrower and the Loan Insurer wish to amend the terms of the Credit Agreement as set forth in this Amendment pursuant to Section 10.01(c) of the Credit Agreement.
Accordingly, the parties hereby agree as follows:
Section 1.   Definitions. Capitalized terms used and not otherwise defined in this Amendment shall have the same meanings as set forth in the Credit Agreement, and the principles of construction and interpretation set forth in Section 1.02 of the Credit Agreement are hereby incorporated by reference in, and shall be applicable to, this Amendment, mutatis mutandis, as if set forth in full in this Amendment.
Section 2.   Amendments and Agreements. Section 1.01 of the Credit Agreement is amended by deleting therefrom the definition of “Sponsor” and inserting in its place the following:
“Sponsor” shall mean generally Dynegy Plum Point Holdings, LLC (formerly LSP Plum Point Holdings, LLC), a Delaware limited liability company provided that, solely for purposes of and as used in the definitions of “Credit Documents”, “Project Costs” and “Restricted Payments”, Section 7.01(c) and Section 7.01(p), “Sponsor” shall mean and include any Sponsor as defined under the Sponsor Support Agreement and any person that succeeds to or becomes an assignee (in whole or in part) of such Sponsor’s rights and obligations under the Sponsor Support Agreement and becomes a party thereto, together with any such successor’s respective successors and assigns thereunder.
Section 3.   Effectiveness. This Agreement shall become effective upon the delivery to each party hereto of a counterpart of this Amendment that has been duly executed by the other party hereto, which may be given by facsimile in accordance with Section 9.13(a) of the Credit Agreement.
FIRST AMENDMENT
to Credit Agreement

Section 4.   Miscellaneous.
(a)    Reference to and Effect on the Credit Agreement and the other Loan Documents. The Credit Agreement as specifically amended by this First Amendment shall remain in full force and effect. From and after the date of effectiveness hereof, each reference in the Credit Agreement or any other Loan Document shall refer to the Credit Agreement as amended by this First Amendment. This First Amendment shall be subject to, and construed in accordance with, the Credit Ageement in all respects, except as amended hereby.
(b)    Further Assurances. Each party hereto will, upon the reasonable request of the Agent, execute and deliver any further instruments or documents, and take such further actions as may reasonably be required, to fulfill and implement the terms of this First Amendment.
FIRST AMENDMENT
to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first above written.
BORROWER:

PLUM POINT ENERGY ASSOCIATES, LLC, a Delaware limited liability company
By:	/s/ Stephen A. Furbacher
	Name:	Steven A. Furbacher
	Title:	President
LOAN INSURER:

AMBAC ASSURANCE CORPORATION
By:	/s/ Michael T. Sagges
	Name:	Michael T. Sagges
	Title:	First Vice President
FIRST AMENDMENT
to Credit Agreement

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